LA TEKO RESOURCES, LTD.
                           INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is entered into as of June 4, 1996 ("Agreement"), between La Teko Resources, Ltd., a company organized under the laws of the Province of British Columbia (the "Company") and [name of indemnitee] ("Indemnitee").

                       BACKGROUND STATEMENT AND RECITALS

     Highly competent and experienced persons are becoming more reluctant to serve companies as directors or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company.

     The Board of Directors of the Company (the "Board") has determined that 'he inability to attract and retain such persons would be detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

     The Board has also determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

     Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

      As used herein, the following words and terms shall have the following respective meanings:

      "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition) if at any time
(a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding (i) any employee benefit plan of the Company or of any subsidiary of the Company, and (ii) any entity organized, appointed or established by the Company pursuant to the terms of any such plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the whole Board in office immediately prior to such person attaining such percentage interest; (b) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the whole Board thereafter; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted members of the Board (including for this purpose any new member whose election or nomination for election by the Company's stockholders was approved by at least two-thirds of the members of the whole Board then still in office who were members of the Board at the beginning of such period) cease for any reason to constitute a majority of the whole Board.

      "Claim" means an actual or threatened claim or request for relief.

      "Corporate Status" means the status of a person who is or was a director, nominee for director, officer, trustee, employee, agent or fiduciary of the Company or of any other company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

      "Disinterested Director" with respect to any request by Indemnitee for indemnification hereunder, means a director of the Company who neither is nor was a party to the Proceeding or subject to a Claim, issue or matter in respect of which indemnification is sought by Indemnitee.

      "UBCA" means the Utah Business Corporation Act and any successor statute thereto as either of them may be amended from time to time.

      "Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in (including on appeal), a Proceeding.

      "Person" shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.

      "Proceeding" means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof (except any of the foregoing initiated by Indemnitee pursuant to Article 6 or Section 7.8 hereof to enforce his rights under this Agreement), and any inquiry or investigation that could lead to, and any appeal in or related to, any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or proceeding.

      "Special Legal Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither contemporaneously is, nor in the five years theretofore has been, retained to represent (a) the Company or Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities (other than, in each such case, with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term "Special Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

                                   ARTICLE 2
                             SERVICES BY INDEMNITEE

     Section 2.1 Services. Indemnitee agrees to serve, or continue to serve, as a director and/or officer of the Company and, as the Company has requested or may request from time to time, as a director, officer, partner, trustee, employee, fiduciary, or agent of another company, corporation, or other person or of an employee benefit plan. Indemnitee and the Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, the Company in such capacities. Indemnitee may at any time and for any reason resign from such position or positions (subject to any other contractual obligation or any obligation imposed by operation of law). The Company shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

                                   ARTICLE 3
                                INDEMNIFICATION

     Section 3.1 General. The Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by the UBCA, or the applicable laws of Canada or any Province thereof in which the Company does business (hereinafter collectively referred to as the "laws of Canada") in the event a court of competent jurisdiction (the "Court") deems the UBCA inapplicable to this Agreement. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article 3.

    Section 3.2 Proceeding Other Than by or in Right of the Company. Indemnitee shall be entitled to indemnification pursuant to this Article 3 if, by reason of his Corporate Status, he was, is or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 3.2, the Company shall indemnify Indemnitee against Expenses, judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnitee's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that he reasonably believed that his conduct was in or not opposed to the Company's best interests. Nothing in this Section 3.2 shall limit the benefits of
Section 3.1 or any other Section hereof.

     Section 3.3 Proceedings by or in Right of the Company. Indemnitee shall be entitled to indemnification pursuant to this Article 3, if, by reason of his Corporate Status, he was, is or is threatened to be made, a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3.3, the Company shall indemnify Indemnitee against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Notwithstanding the foregoing, if applicable law prohibits such indemnification, no indemnification against such Expenses shall be made in respect of any Claim, issue or matter: (i) in such Proceeding as to which Indemnitee shall have been adjudged liable to the Company; or (ii) in connection with any other Proceeding charging that the Indemnitee derived an improper personal benefit, whether or not involving action by reason of his Corporate Status, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit; provided, however, that if applicable law so permits, indemnification against such Expenses shall nevertheless be made by the Company in such event if and only to the extent that the Court, or the court in which such Proceeding shall have been brought or is pending, shall so determine. Nothing in this Section 3.3. shall limit the benefits of Section
3.1 or any other Section hereof.

                                   ARTICLE 4
                                    EXPENSES

    Section 4.1 Expenses of a Party Who is Partly or Wholly Successful. Notwithstanding any other provision of this Agreement to the contrary (except as set forth in Section 7.2(c) or 7.6), and without a requirement for any determination described in Section 5.2 and authorization described in Section 5.3, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with any Proceeding to which Indemnitee was or is a party by reason of his Corporate Status, and in which Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim, issue, or matter in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each successfully resolved Claim, issue or matter. For purposes of this Section 4.1 and without limitation, the termination of a Claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result by Indemnitee as to such Claim, issue or matter.

     Section 4.2 Expenses of a Witness or Non-Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not a party in the Proceeding, the Company shall indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 4.3 Advancement of Expenses. The Company shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, whether brought by or in the right of the Company or otherwise, after a determination is made pursuant to Section 5.2 that the facts then known to those making the determination would not preclude indemnification under Article 3, upon the receipt by the Company of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall contain a written affirmation of Indemnitee of his good faith belief that he has met the applicable standard of conduct described in Section
3.2 or 3.3, and an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that he did not meet the standard of conduct. The undertaking must be an unlimited general obligation of Indemnitee but need not be secured and Company shall accept such undertaking without reference to financial ability to make repayment.

                                   ARTICLE 5
                   PROCEDURE FOR DETERMINATION OF ENTITLEMENT
                               TO INDEMNIFICATION

     Section 5.1 Request by Indemnitee. To obtain indemnification or advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses.

     Section 5.2 Determination of Request. Upon written request by Indemnitee for indemnification or advancement of Expenses pursuant to Section 5.1, a determination, if (and only if) required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows:

          (a) If a Change in Control shall have occurred, by Special Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, unless Indemnitee shall request that such determination be made by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

          (b) If a Change in Control shall not have occurred, at the option of Indemnitee, (i) by the Board by a majority vote of those present at a meeting in which a quorum is present, and only Disinterested Directors shall be counted in satisfying the quorum; or (ii) if a quorum cannot be obtained as contemplated in subsection (i), by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more Disinterested Directors, except that directors who are parties to the Proceeding may participate in the designation of Disinterested Directors for the committee; or (iii) by Special Legal Counsel; or (iv) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting. A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders' action that otherwise complies with this section is not affected by the presence of holders, or the voting of shares that are not qualified shares; or

          (c) As provided in Section 5.5(b).

    Section 5.3 Authorization of Indemnification and Advancement of Expenses. If a determination shall have been made pursuant to Section 5.2 that Indemnitee is entitled to indemnification or advancement of Expenses, then, if (and only if) required by applicable law, the Company shall authorize such indemnification or advancement of Expenses. Such authorization shall be made in the specific case in the same manner as the determination for indemnification or advancement of Expenses under Section 5.2, unless authorization is required by the Company's Articles of Association. However, if the determination with respect to indemnification or advancement of Expenses is made by Special Legal Counsel, authorization of such indemnification or advancement of Expenses shall be made by a person or persons, other than Indemnitee, entitled under Section 5.4 to select Special Legal Counsel.
If it is so determined that Indemnitee is entitled to indemnification or advancement of Expenses, payment to Indemnitee shall be made within 15 days after authorization of such indemnification or advancement of Expenses. Indemnitee shall cooperate with such person or persons making the determination with respect to Indemnitee's entitlement to indemnification or advancement of Expenses, including providing to such person or persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary for such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification or advancement of Expenses), and the Company shall indemnify and hold harmless Indemnitee therefrom.

    Section 5.4 Special Legal Counsel. If a Change in Control shall not have occurred and the determination of entitlement to indemnification or advancement of Expenses is to be made by Special Legal Counsel, the Special Legal Counsel shall be selected by (i) the Board by majority vote of those present at a meeting in which a quorum was present, and only Disinterested Directors shall be counted in satisfying the quorum; or (ii) a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more Disinterested Directors, except that directors who are parties to the Proceeding may participate in the designation of Disinterested Directors for the committee; or (iii) if a quorum of the Board cannot be obtained under subsection (i) and a committee cannot be designated under subsection (ii), by a majority vote of the full Board, in which selection directors who are parties to the Proceeding may participate. If a Change in Control shall have occurred and the determination of entitlement to indemnification or advancement of Expenses is to be made by Special Legal Counsel, the Special Legal Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within 10 days after submission of Indemnitee's request for indemnification or advancement of Expenses, specifying the identity and address of the Special Legal Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors, in which event the Company shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee's request for the Disinterested Directors to make such selection, specifying the identity and address of the Special Legal Counsel so selected). In either event, (i) such notice to Indemnitee or the Company, as the case may be, shall be accompanied by a written affirmation of the Special Legal Counsel so selected that it satisfies the requirements of the definition of "Special Legal Counsel" in
Article 1 and that it agrees to serve in such capacity and (ii) Indemnitee or the Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection. Any objection to selection of Special Legal Counsel pursuant to this Section 5.4 may be asserted only on the grounds that the Special Legal Counsel so selected does not meet the requirements of the definition of "Special Legal Counsel" in
Article 1, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Special Legal Counsel so selected may not serve as Special Legal Counsel unless and until the Court has determined that such objection is without merit. In the event of a timely written objection to a choice of Special Legal Counsel, the party originally selecting the Special Legal Counsel shall have seven days to make an alternate selection of Special Legal Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee's request for indemnification pursuant to Section 5.1, no Special Legal Counsel shall have been selected, or an objection shall have been made to the selection of Special Legal Counsel, either the Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by the Company or Indemnitee to the other's selection of Special Legal Counsel and/or for the appointment as Special Legal Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Special Legal Counsel under Sections 5.2 and 5.3. The Company shall pay any and all reasonable fees and expenses incurred by such Special Legal Counsel in connection with acting pursuant to Sections 5.2 and 5.3, and the Company shall pay all reasonable fees and expenses incident to the procedures of this
Section 5.4, regardless of the manner in which such Special Legal Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1, Special Legal Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     Section 5.5 Presumptions and Effect of Certain Proceedings.

          (a) Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses under this Agreement upon submission of a request for indemnification or advancement of Expenses pursuant to
     Section 5.1, and the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Special Legal Counsel (or other person or persons determining entitlement to indemnification or advancement of Expenses) as a basis for a determination of entitlement to indemnification or advancement of Expenses unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence.

     (b) If the person or persons empowered or selected under this Article 5 to make a determination and authorization concerning indemnification or advancement of Expenses shall not have made such determination and authorization within 60 days after receipt by the Company of Indemnitee's request for indemnification or advancement of Expenses, the requisite determination and authorization of indemnification and advancement of Expenses shall be deemed to have been made and Indemnitee shall be entitled to such indemnification or advancement of Expenses, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with Indemnitee's request for indemnification or advancement of Expenses, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination and authorization of indemnification and advancement of Expenses in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination and authorization; provided, further, that the 60-day limitation set forth in this Section 5.5(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by the Company of Indemnitee's request for indemnification or advancement of Expenses under Section 5.1 Indemnitee and the Company have agreed, and the Board has resolved, to submit such determination and authorization to the shareholders of the Company pursuant to Section 5.2(b) for their consideration at an annual meeting of shareholders to be held within 90 days after such agreement and such determination and authorization is made thereat, or a special meeting of shareholders for the purpose of making such determination and authorization to be held within 60 days after such agreement and such determination and authorization is made thereat, or (ii) if the determination and authorization of indemnification or advancement of Expenses is to be made by Special Legal Counsel, in which case the applicable period shall be as set forth in clause (c) of Section 6.1.

          (c) The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith or in a manner that he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after he shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

                                   ARTICLE 6
                         CERTAIN REMEDIES OF INDEMNITEE

    Section 6.1 Indemnitee Entitled to Adjudication in an Appropriate Court. If
(a) a determination is made pursuant to Article 5 that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement,
(b) there has been any failure by the Company to make payment or advancement of any amounts due hereunder, or (c) the determination of entitlement to indemnification or advancement of Expenses is to be made by Special Legal Counsel and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Special Legal Counsel's being appointed, (ii) the overruling by the Court of objections to such counsel's selection, or (iii) expiration of all periods for the Company or Indemnitee to object to such counsel's selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

     Section 6.2 Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to Article 5 that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement, any judicial proceeding or arbitration commenced pursuant to this
Article 6 shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article 6, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     Section 6.3 Company Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article 5 that Indemnitee is entitled to indemnification or advancement of Expenses, the Company shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article 6 and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, in each such case absent (a) a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with Indemnitee's request for indemnification or advancement of Expenses, and (b) a prohibition of such indemnification or advancement of Expenses under applicable law.

     Section 6.4 Company Bound by the Agreement. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable or that this Agreement shall not be governed by, or construed in accordance with, the laws of the state of Utah, and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

    Section 6.5 Indemnitee Entitled to Expenses of Judicial Proceeding. If Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and the Company shall indemnify Indemnitee against, any and all expenses (of the types described in the definition of Expenses in Article 1) actually and reasonably incurred by him in such judicial adjudication or arbitration but only if Indemnitee prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be equitably allocated between the Company and Indemnitee. Notwithstanding the foregoing, if a Change in Control shall have occurred, Indemnitee shall be entitled to indemnification under this
Section 6.5 regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

                                   ARTICLE 7
                                 MISCELLANEOUS

     Section 7.1 Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Association of the Company, any other agreement, vote of shareholders or a resolution of directors, or otherwise. No amendment or alteration of the Articles of Association of the Company or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under the Company's Articles of Association and the UBCA, the laws of Canada, or other applicable law. To the extent that there is a change in the UBCA, the laws of Canada, or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under the Company's Articles of Association and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by virtue of this Agreement the greater benefits so afforded by such change.

     Section 7.2 Insurance and Subrogation.

          (a) To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

          (b) In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

          (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indefinable or payable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Company's Articles of Association or any insurance policy, contract, agreement or otherwise.

     Section 7.3 Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without the Company's prior written consent. The Company shall not settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     Section 7.4 Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, or, at the request of the Company, as a director, nominee for director, officer, partner, trustee, employee, agent or fiduciary of another company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the latest to occur of (a) the expiration of 10 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to
Article 6 relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee's Corporate Status.

     Section 7.5 Notice by Each Party. Indemnitee shall promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify the Company shall not adversely affect Indemnitee's rights under this Agreement except to the extent the Company shall have been materially prejudiced as a direct result of such failure. The Company shall promptly notify Indemnitee in writing as to the pendency of any Proceeding or Claim that may involve a claim against Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.

     Section 7.6 Certain Persons Not Entitled to Indemnification.
Notwithstanding any other provision of this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expense hereunder with respect to any Proceeding or any Claim, issue or matter therein, brought or made by Indemnitee against the Company or any affiliate of the Company, except as specifically provided in Article 5 or Article 6.

     Section 7.7 Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee's act of negligence, gross negligence or intentional or willful misconduct to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.

     Section 7.8 Enforcement. The Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to a breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Company of its obligations under this Agreement.

     Section 7.9 Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     Section 7.10 Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.

    Section 7.11 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against whom such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     Section 7.12 Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

     Section 7.13 Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and unenforceable and that achieves the same objective. Any such finding of invalidity or unenforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.

     Section 7.14 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) the transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to the Company, to:

          La Teko Resources, Ltd.
          180 East 2100 South, Suite 204
          Salt Lake City, Utah 84115
          Attn: Board of Directors
          Facsimile: (801) 484-8859

     If to Indemnitee, to:

          ----------------
          180 East 2100 South, Suite 204
          Salt Lake City, Utah 84115
          Facsimile: (801) 484-8859

     Section 7.15 Certain Construction Rules.

          (a) The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days shall be deemed references to calendar days and (ii) any reference to a "Section" or "Article" shall be deemed to refer to a section or article of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

          (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "serving at the request of the Company" shall include any service as a director, nominee for director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

     Section 7.16 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to the conflicts of laws principles thereof.

     Section 7.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

                               LA TEKO RESOURCES, LTD.



                               By /s/ Robert W. Gentry, President

                               INDEMNITEE:


SCHEDULE OF INDEMNITEES:


        Robert W. Gentry
        Gordon J. Fretwell
        John R. Hardesty
        John S. Auston
        Douglas R. Beaumont
        Jack Layne